Exhibit 5.1

CLIFFORD CHANCE LEVEL 24, BROOKFIELD PLACE 10 CARRINGTON STREET SYDNEY NSW 2000 AUSTRALIA TEL +612 8922 8000 FAX +612 8922 8088 www.cliffordchance.com
Our ref: 21-41062561 E-mail: reuben.vanwerkum@cliffordchance.com
To:	Iris Energy Limited Level 12, 44 Market Street Sydney NSW 2000 Australia	13 September 2023

Ladies and Gentlemen

RE:  Iris Energy Limited – Legal Opinion, Sales Agreement

We have acted as Australian legal advisers to Iris Energy Limited ACN 629 842 799 (the “Company”), an Australian public company having its principal place of business at Level 12, 44 Market Street, Sydney NSW 2000 Australia, in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form F-3 under the Securities Act of 1993, as amended (the “Securities Act”), registering the offer and sale, from time to time, by the Company of up to $300 million of ordinary shares of the Company, with no par value (the “Ordinary Shares”).

This opinion letter (this “Opinion Letter”) is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Ordinary Shares.

1.	INTRODUCTION

1.1	Interpretation

Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

LIABILITY LIMITED BY A SCHEME APPROVED UNDER PROFESSIONAL STANDARDS LEGISLATION.

CLIFFORD CHANCE

1.2	Legal review

We have not reviewed any documents other than the documents listed in Schedule 1 (the “Documents”) for the purposes of this Opinion Letter, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

1.3	Applicable law

The opinions given in this Opinion Letter are confined to, and given on the basis of, Australian law as currently applied by the Australian courts as evidenced in legislation and published case law in Australia.

The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of New South Wales, Australia and will be subject to the jurisdiction of the courts of News South Wales, Australia.

1.4	Assumptions and Reservations

The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 2 (Assumptions).  The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that the Ordinary Shares have been duly authorized and, once (i) duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and (ii) fully paid and issued in accordance with the terms of the Company's constitution in force as at the date of this Opinion Letter (“Constitution”) and the At Market Issuance Sales Agreement by and between the Company, B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Compass Point Research & Trading, LLC dated 13 September 2023 ("Sales Agreement"), will be validly issued, fully paid-up and non-assessable.

3.	SCOPE OF OPINION

The delivery of this Opinion Letter to any person other than the Company does not evidence an existence of any advisory duty on our behalf to such person.

The filing of this Opinion Letter as an exhibit to the Registration Statement does not evidence the existence of any such advisory duty or on behalf to any party other than the Company.

CLIFFORD CHANCE

We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the issue of the Ordinary Shares.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Sales Agreement or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

We express no opinion on any applicable licensing or similar requirements.

This Opinion Letter does not contain any undertaking to update it or to inform the Company of any changes in the laws of Australia or any other laws which would affect the content thereof in any manner.

4.	ADDRESSEE AND PURPOSE

This Opinion Letter is provided in connection with the Registration Statement.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” of the Registration Statement as regards certain legal matters as to Australian law. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Clifford Chance

CLIFFORD CHANCE

CLIFFORD CHANCE

SCHEDULE 1
DOCUMENTS

For the purpose of this Opinion Letter, we have examined the following documents:

1.	Constitutional Documents

(a)	a copy of the Company's Constitution.

2.	Sales Agreement

(a)	a copy of the Sales Agreement dated 13 September 2023.

3.	Registration Statement

(a)	the Company's Registration Statement on Form F-3 filed with the Commission under the Securities Act on 13 September 2023.

CLIFFORD CHANCE

SCHEDULE 2
ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made on the date of this Opinion Letter.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)	The legal capacity of all managers and directors and any other authorised signatories and the Documents have been executed (where applicable) by the signatories indicated thereon.

(c)          All statement of facts contained in the Documents are accurate and complete.

2.	VALID OBLIGATIONS

(a)
All obligations under the Sales Agreement are valid, legally binding upon, validly perfected where required, and enforceable against, the parties to the Sales Agreement as a matter of all relevant laws (including the laws of Australia).

(b)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Sales Agreement under the laws of any jurisdiction (other than Australia but only to the extent opined herein) have been duly fulfilled, performed and effected.

(c)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion Letter.

3.	CORPORATE MATTERS

(a)	There have not been and there shall be no amendments to the Constitution.

(b)	Once taken, board resolutions passed by the Company, including the powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(c)	The Ordinary Shares shall be issued in accordance with the Sales Agreement, Constitution and board resolutions passed by the Company.

(d)
The Company is not subject to an insolvency event as a matter of Australian law, including any bankruptcy, arrangement with creditors, reorganisation, receivership, voluntary administration, dissolution or liquidation or any similar procedure affecting the rights of creditors generally, whether under Australian law or any other law.

(e)	That all shareholders of the Company being in the same situation are being treated equally (including in relation to provision of information to shareholders by the Company).

(f)	The entry into, the execution of the Sales Agreement is in the corporate interest of the Company.

(g)
The Sales Agreement is entered into with bona fide commercial intent, at arm’s length and without any fraudulent intent or any intention to deprive of any benefit any other persons or parties (including creditors) or to breach or circumvent any applicable mandatory laws or regulations of any jurisdiction.